SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 7, 2003



                            GAVELLA CORP.
           (Exact name of registrant as specified in charter)



    Delaware                  000-31143              22-3742159
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)



                         215 West Main Street
                     Maple Shade, New Jersey  08052
                (Address of principal executive offices)


Registrant's telephone number, including area code      (856) 667-0600

ITEM 5.  OTHER EVENTS.

On November 7, 2003, Bartram Holdings, Inc., a wholly owned subsidiary of Gavella Corp. consummated a $4,000,000 refinance transaction in which our former first and second mortgage loans were paid off. The new mortgage bears a fixed interest rate of 4.875% per annum for the first seven years of the loan term and will be amortized based on a 30 year term. The interest rate shall be adjusted annually beginning on the seventh anniversary date of the Note. The interest rate shall increase or decrease based upon the "Prime Rate" as published in the New York Times as of ninety days prior to the first change date, plus 2.50%. The loan shall have a minimum interest rate of 4.875% and a maximum interest rate of 16.00%. The unpaid principal balance will become due and payable on November 6, 2015.

The new mortgage note also contains a provision that will allow the Company to borrow additional sums in the future, up to 75% of the appraised value of the underlying real estate.

For further information, see the Note, Mortgage and Assignment of Rents and Leases, and Press Release attached as exhibits hereto.

Certain statements made in this Press Release are "forward looking statements". Without limiting the generality of the foregoing, such information can be identified by the use of forward-looking terminology such as "anticipate", "will", "would", "expect", "intend", "plans to" or "believes", or other variations thereon, or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties or industry factors. Gavella Corp. disclaims any obligation or responsibility to update any such forward-looking statements.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     a.    N/A

     b.    N/A

     c.    Exhibits

           Exhibit 10.09 - Note

           Exhibit 10.10 - Mortgage

           Exhibit 10.11 - Assignment of Rents and Leases

          Exhibit 99    - Press Release

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          GAVELLA CORP.

                                          /s/ Harry J. Santoro
DATED: November 18, 2003
                                          By: Harry J. Santoro
                                          President

                                   EXHIBIT 99
PRESS RELEASE

Gavella Corp.
215 West Main Street
Maple Shade, New Jersey 08052

FOR MORE INFORMATION, CONTACT:
Harry J. Santoro, President
Apta Holdings, Inc.
(856) 667-0600   Fax: (856) 727-0218


FOR IMMEDIATE RELEASE

GAVELLA CORP. CONSUMMATES $4,000,000 REFINANCE

Maple Shade, New Jersey (PR Newswire)   November 10, 2003   Gavella Corp.
(OTCBB:  GVLA)

On November 7, 2003, Bartram Holdings, Inc., a wholly owned subsidiary of Gavella Corp. consummated a $4,000,000 refinance transaction in which our former first and second mortgage loans were paid off. The new mortgage bears a fixed interest rate of 4.875% per annum for the first seven years of the loan term and will be amortized based on a 30 year term. The interest rate shall be adjusted annually beginning on the seventh anniversary date of the Note. The interest rate shall increase or decrease based upon the "Prime Rate" as published in the New York Times as of ninety days prior to the first change date, plus 2.50%. The loan shall have a minimum interest rate of 4.875% and a maximum interest rate of 16.00%. The unpaid principal balance will become due and payable on November 6, 2015.

The new mortgage note also contains a provision that will allow the Company to borrow additional sums in the future, up to 75% of the appraised value of the underlying real estate.

As previously announced, Gavella plans to spin off Bartram Holdings, Inc. Gavella plans to distribute to its shareholders one share of Bartram common stock for each share of Gavella common stock owned by shareholders of record as of a date to be determined by Gavella's Board of Directors after all regulatory approvals have been obtained. It is anticipated that Gavella will retain approximately 8% of the Bartram shares after the distribution.

Gavella will benefit as a result of this transaction due to the fact that Bartram will repay to Gavella $60,000 in intercompany debt in the fourth quarter, and is expected to pay an additional $50,000 in 2004. It will also benefit indirectly as a shareholder of Bartram.

After the spin-off of Bartram Holdings, Inc., Gavella shall be in the business of investing in and providing consulting services to small, established companies with defined growth plans.

Certain statements made in this Press Release are "forward looking statements". Without limiting the generality of the foregoing, such information can be identified by the use of forward-looking terminology such as "anticipate", "will", "would", "expect", "intend", "plans to" or "believes", or other variations thereon, or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties or industry factors. Gavella Corp. disclaims any obligation or responsibility to update any such forward-looking statements.